As filed with the Securities and Exchange Commission on April 19, 2011

No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sagent Holding Co.*

(Exact name of registrant as specified in its charter)

Cayman Islands	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Sagent Pharmaceuticals, Inc.

1901 North Roselle Road, Suite 700

Schaumburg, Illinois 60195

(847) 908-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Logerfo

Chief Legal Officer, Corporate Vice President and Secretary

c/o Sagent Pharmaceuticals, Inc.

1901 North Roselle Road, Suite 700

Schaumburg, Illinois 60195

(847) 908-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ File No. 333-170979

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	$13,800,000	$1,602.18

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes the offering price of shares of common stock that may be sold if the over-allotment option granted by us to the underwriters is exercised.
(3)	The Registrant previously paid filing fees of $7,130 in connection with previous filings of the Registration Statement on Form S-1 (File No. 333-170979), which Registration Statement contemplated a proposed maximum offering price of $92,000,000.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

*	Prior to the completion of the offering contemplated hereby, the registrant will reorganize as a Delaware corporation by deregistering in the Cayman Islands and registering by way of continuation in Delaware and, in connection therewith, will change its corporate name to Sagent Pharmaceuticals, Inc.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) (this “462(b) Registration Statement”) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-170979), originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 6, 2010, including the exhibits and power of attorney thereto, in the form which was declared effective by the Commission on April 19, 2011, is incorporated by reference.

This 462(b) Registration Statement is being filed for the purposes of registering additional shares of the Registrant’s common stock, par value $0.01 per share, which will be offered pursuant to this 462(b) Registration Statement.

Certification

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at US Bank as soon as practicable (but no later than the close of business as of April 20, 2011), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this 462(b) Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, state of Illinois, on April 19, 2011.

Sagent Holding Co.

By:	/s/ JEFFREY YORDON
Name:	Jeffrey Yordon
Title:	President and Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this 462(b) Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ JEFFREY YORDON Jeffrey Yordon	President, Chief Executive Officer (principal executive officer)	April 19, 2011

/s/ RONALD PAULI Ronald Pauli	Chief Financial Officer (principal financial officer)	April 19, 2011

* Dave Hebeda	Vice President, Finance (principal accounting officer)	April 19, 2011

* Mary Taylor Behrens	Director	April 19, 2011

* Robert Flanagan	Director	April 19, 2011

* Anthony Krizman	Director	April 19, 2011

* Frank Kung, Ph.D	Director	April 19, 2011

* James Sperans	Director	April 19, 2011

* Chen-Ming Yu	Director	April 19, 2011

*	The undersigned, by signing his name hereto, does sign and execute this 462(b) Registration Statement pursuant to the Power of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on behalf of such persons in connection with the filing of the Registration Statement on Form S-1 (File No. 333-170979) by the Registrant on December 6, 2010.

/S/ RONALD PAULI
Ronald Pauli, as Attorney-In-Fact

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EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement on Form S-1 (File No. 333-170979) are incorporated by reference into, and shall be deemed part of, this 462(b) Registration Statement, except the following, which are filed herewith:

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Ernst & Young Hua Ming, independent auditors.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).